UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2014

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	001-36139	46-3774077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 932-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 22, 2014, Cambridge Capital Acquisition Corporation  (the “Company”) announced that EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters of the Company’s initial public offering, informed the Company that as of January 27, 2014, the holders of the Company’s units may elect to separately trade the common stock and warrants underlying the units.  Each unit consists of one share of common stock, par value of $.0001, and one warrant to purchase one share of common stock.  Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol “CAMBU,” and each of the underlying shares of common stock and the warrants will trade on the Nasdaq Capital Market under the symbols “CAMB” and “CAMBW,” respectively.  Holders of units must ask their broker to contact Continental Stock Transfer and Trust Company, the Company’s transfer agent, in order to separate the units into shares of common stock and warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the units is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

99.1      Press release, dated January 22, 2014 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Capital Acquisition Corporation

Date: January 22, 2014	By:	/s/ Mitchell Gordon
Mitchell Gordon
President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release, dated January 22, 2014 (filed herewith)

4